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Exhibit 99.1

Regal Entertainment Group Reports Results for Third Quarter 2004 and Declares Increased Quarterly Dividend

        Knoxville, Tennessee—October 26, 2004—Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the world under the Regal Cinemas, United Artists Theatres and Edwards Theatres brands and its media company, Regal CineMedia, today announced results for third quarter 2004 and declared a cash dividend of $0.30 per common share.

        Total revenue for the quarter ended September 30, 2004 was $611.3 million compared to total revenue of $629.9 million in the comparable quarter of 2003. Net income totaled $27.8 million in the third quarter of 2004 compared to net income of $44.2 million in the comparable quarter of 2003. Adjusted earnings per diluted share(1) was $0.19 for the third quarter of 2004 compared to $0.31 during the third quarter of 2003. Adjusted EBITDA(2) totaled $120.1 million for the quarter ended September 30, 2004, a decrease from $136.4 million in the third quarter of 2003, and represents an Adjusted EBITDA margin of approximately 19.6%. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

        Regal's Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share, payable on December 15, 2004, to stockholders of record on December 1, 2004. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

        "During a quarterly period of negative industry box office comparisons, we were pleased to report solid results which include an increase in free cash flow for the quarter" stated Mike Campbell, CEO of Regal Entertainment Group's theatre operations and Co-CEO of Regal Entertainment Group. "The 50% increase in Regal's quarterly dividend and the recently announced completion of the Signature acquisition demonstrates our confidence in our business and our continued commitment to providing value to stockholders," Campbell continued.

        Commenting on the quarterly results of Regal CineMedia, Kurt Hall, Regal's Co-CEO and Regal CineMedia's CEO said, "A sold-out inventory for the Company's pre-show program, The 2wenty, and other Regal CineMedia initiatives drove a 15% increase in Regal CineMedia's quarterly revenue and helped operating margins exceed targets. "We are beginning to expand the reach and attendance base of the Digital Content Network ("DCN") and are in the process of forming network affiliate relationships with other theatre operators that provide them the opportunity to participate in national advertising contracts and improve their seat utilization with concerts and other events," Mr. Hall continued.

Forward-looking Statements:

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2004. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

        Regal Entertainment Group management will conduct a conference call to discuss third quarter 2004 results on October 26, 2004 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company's Web site: www.REGmovies.com, or by dialing 800-810-0924 (Domestic) and 913-981-4900 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-203-1112 (Domestic) and 719-457-0820 (International) and enter the conference ID #857948. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company's Web site: www.REGmovies.com.

About Regal Entertainment Group

        Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company's theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,242 screens in 560 locations in 40 states. Regal operates approximately 18% of all indoor screens in the United States including theatres in 45 of the top 50 U.S. markets and growing suburban areas. We believe that the size, reach and quality of the Company's theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through Regal CineMedia, develop new sources of revenue and cash flow by utilizing Regal's existing asset base.

        Regal CineMedia is a wholly owned subsidiary of Regal Entertainment Group focusing on the expansion and development of advertising and new uses for Regal's theatre assets, while at the same time enhancing the movie-going experience. Regal CineMedia operates other divisions that focus on business meetings, corporate communications, interactive education and special productions in a theatre environment, including the presentation of entertainment, music and sports events, as well as the sale of group tickets and gift certificates.

        Additional information is available on the Company's Web site at www.REGmovies.com or www.regalcinemedia.com

# # #

Financial Contact:	Media Contact:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President—Investor Relations	Senior Vice President—Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group
Consolidated Statements of Operations Information
For the Fiscal Quarters Ended 9/30/04 and 9/25/03
(dollars in millions, except per share data)

	Quarter Ended Sept. 30, 2004	Quarter Ended Sept. 25, 2003	Three Quarters Ended Sept. 30, 2004	Three Quarters Ended Sept. 25, 2003
Revenues:
Admissions	$410.4	$425.7	$1,229.5	$1,226.9
Concessions	154.6	160.9	470.6	471.1
Other operating revenue	46.3	43.3	124.8	108.1

Total revenue	611.3	629.9	1,824.9	1,806.1
Operating expenses:
Film rental and advertising costs	218.3	225.8	643.2	661.2
Cost of concessions	23.8	23.4	70.4	66.8
Rent expense	71.0	71.5	210.1	204.9
Other operating expenses	162.5	156.9	480.0	446.3
General and administrative expenses	15.6	15.9	47.9	46.3
Merger and restructuring expenses and amortization of deferred stock compensation	1.5	2.0	4.9	6.8
Depreciation and amortization	44.3	39.7	130.8	114.9
Net loss (gain) on disposal and impairment of operating assets	0.1	(0.8)	(3.9)	(2.5)

Gain on lawsuit settlement	—	—	(8.2)	—
Income from operations	74.2	95.5	249.7	261.4
Interest expense, net	26.8	21.8	67.4	50.9
Minority interest in earnings of consolidated subsidiaries	—	0.1	0.9	0.5
Loss on debt extinguishment	0.1	—	76.1
Other, net	—	—	6.6	(0.1)

Income before income taxes	47.3	73.6	98.7	210.1
Provision for income taxes	19.5	29.4	40.7	83.5

Net income	$27.8	$44.2	$58.0	$126.6

Diluted earnings per share	$0.19	$0.30	$0.39	$0.89
Diluted earnings per share, excluding loss on debt extinguishment and merger and restructuring expenses and deferred stock compensation expense, net of related tax effects(1)	$0.19	$0.31	$0.72	$0.92
Weighted average number of diluted shares outstanding:	150.1	145.3	147.8	141.9

Consolidated Summary Balance Sheet Information
(dollars in millions)

	As of Sept. 30, 2004	As of January 1, 2004
Cash and cash equivalents	$146.4	$288.8
Total assets	2,427.5	2,471.8
Total debt	2,006.9	1,227.2
Stockholders' equity	78.9	794.9
	Quarter Ended
Operating Data:	Sept. 30, 2004	Sept. 25, 2003
Theatres at period end	560	555
Screens at period end	6,242	6,061
Average screens per theatre	11.1	10.9
Attendance (in thousands)	62,318	66,387
Average ticket price	$6.59	$6.41
Average concessions per patron	$2.48	$2.42

Reconciliation of Net Cash Provided by Operating Activities and Operating Income to EBITDA to Net Income
(dollars in millions)

	Quarter Ended
	Sept. 30, 2004	Sept. 25, 2003
Net cash provided by operating activities	$44.8	$27.6
Changes in working capital items and other	29.4	67.9

Income from operations	74.2	95.5
Depreciation and amortization	44.3	39.7
Loss on debt extinguishment	(0.1)	—
Minority interest and other, net	—	(0.1)

EBITDA	118.4	135.1
Depreciation and amortization	(44.3)	(39.7)
Interest expense, net	(26.8)	(21.8)
Provision for income taxes	(19.5)	(29.4)

Net income	$27.8	$44.2

Reconciliation of EBITDA to Adjusted EBITDA
(dollars in millions)

	Quarter Ended
	Sept. 30, 2004	Sept. 25, 2003
EBITDA	$118.4	$135.1
Loss (gain) on disposal and impairment of operating assets	0.1	(0.8)
Merger and restructuring expenses and amortization of deferred stock compensation	1.5	2.0
Loss on debt extinguishment	0.1	—
Minority interest and other, net	—	0.1

Adjusted EBITDA(2)	$120.1	$136.4

Free Cash Flow
(dollars in millions)

	Quarter Ended
	Sept. 30, 2004	Sept. 25, 2003
Net cash provided by operating activities	$44.8	$27.6
Capital expenditures	(34.8)	(35.9)
Proceeds from asset sales	12.2	4.4

Free cash flow(2)	$22.2	$(3.9)

Reconciliation of Adjusted Earnings Per Diluted Share
(in millions, except per share data)

	Quarter Ended
	Sept. 30, 2004	Sept. 25, 2003
Net income	$27.8	$44.2
Loss on debt extinguishment, net of related tax effects	0.1	—

Net income, excluding loss on debt extinguishment, net of related tax effects	27.9	44.2
Merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects	0.9	1.2

Net income, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects	$28.8	$45.4
Weighted average number of diluted shares	150.1	145.3
Earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects(1)	$0.19	$0.31
Earnings per diluted share	$0.19	$0.30

(1)
We have included earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects,

because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, gain/loss on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other, net) was approximately $120.1 million, or 19.6% of total revenues, for the quarter ended September 30, 2004. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management's discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company's 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2004. EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.

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Regal Entertainment Group Reports Results for Third Quarter 2004 and Declares Increased Quarterly Dividend